                                  LICENSE AGREEMENT

     THIS LICENSE AGREEMENT ("License") is made as of this 21st day of April, 2000 between TH TOWER LEASING LLC, a Delaware limited liability company ("Licensor"), and UNIVERSAL ACCESS, INC., a Delaware corporation ("Licensee");

                                     WITNESSETH:

     WHEREAS, Licensor and Licensee have entered into a Lease dated as of March 10, 2000 (the "Lease") pursuant to which Licensee is leasing from Licensor certain space in the Sears Tower located at 233 South Wacker Drive, Chicago, Illinois; capitalized terms used herein shall have the meanings ascribed to such terms in the Lease; and

     WHEREAS, Licensee desires to license from Licensor the use of certain areas in the risers and other common areas of the Building upon the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Licensor and Licensee hereby agree as follows:

     1. DEMISE/USE. Licensor licenses to Licensee, and Licensee licenses from Licensor, certain space constituting a path for interconnecting Licensee's data, telephone and alarm systems located in the Sixth Floor Premises and in the Third Floor Premises (the "Licensed Areas"). Licensee shall be permitted to use the Licensed Areas (after approval of all locations, installation methods and materials by Licensor) for installation, use and maintenance of (a) one (1) metallic conduit, the outside diameter of which shall not exceed two inches (2"), (b) one (1) metallic conduit, the outside diameter of which shall not exceed three-quarter inches (0.75") and for no other purpose whatsoever. It is expressly understood that the interconnection permitted by this License shall be used only for the interconnection of Licensee's internal systems and not for any resale of communication service or to circumvent the obligation of all service providers in the Building to pay Rent for access to the Building. Except as expressly provided for herein or as otherwise provided in the Lease, Licensee shall have no other license or right to use any other portion of the Building (including, without limitation, the following areas in and about the Building and Licensed Areas: janitor closets, stairways and stairwells, fan, mechanical, electrical, telephone and similar rooms; roofs; antenna supports; elevator, pipe and other vertical shafts, flues and ducts; all areas above any ceiling and below any floor covering; all other structural or mechanical elements serving other areas of the Building; and all subterranean, mineral, air, light and view rights) during the Term without prior written consent of Licensor.

     Licensee shall comply with the requirements of all governmental agencies concerning the use of the Licensed Areas for the foregoing uses and shall not directly make any use of the Licensed Areas which may be dangerous to persons or property, which may jeopardize or increase the cost of any insurance coverage or require additional insurance coverage. Upon the execution hereof, Licensee shall provide Licensor with evidence that Licensee has received all licenses, approvals and permits required under applicable law, if any, for the foregoing use (including, without limitation, those from the Federal Communications Commission ("FCC")) and shall keep all of the foregoing in full force and effect during the entire Term of this License.

     2. TERM. The term (the "Term") of this License shall commence on April 21, 2000 (the "Commencement Date") and shall terminate (unless sooner terminated as herein provided) on the earlier to occur of (x) December 31, 2000 and (y) the date this License Agreement is superseded by a new License Agreement agreed to by Licensor and Licensee.

     3. LICENSE FEE. Licensee shall pay Licensor a fee (the "License Fee") at the rate of $475.00 per month for use of the Licensed Areas. Licensee shall pay said Licensee Fee to Licensor or Licensor's agent at Sears Tower, 233 South Wacker Drive, Chicago, Illinois on or before the first (1st) day of each month. Such License Fee shall be deemed part of the Rent due and payable under the Lease.

     4. EXPENSES. Licensee agrees to pay all costs associated with the installation and maintenance of the conduit licensed in Section 1.

     5. CONDITION OF LICENSED AREAS. Licensee shall take possession of the Licensed Areas in "as-is" condition. Licensee, at its cost and expense, will make all repairs and replacements to or upon the Licensed Areas necessitated by the fault or neglect of Licensee, Licensee's employees and invitees, and will keep the Licensed Areas in clean condition. At the end of the Term or earlier termination of this License, Licensee, except for normal wear and tear and casualty, shall surrender the Licensed Areas to Licensor in substantially the same condition as when tendered to Licensee and in "broom clean" condition. Licensee shall not make any additions or alterations to the Licensed Areas.

     6. ACCESS TO LICENSED AREAS. Licensor may show the Licensed Areas to prospective licensees, tenants of the Building or to any other third parties.

     7. INCORPORATION OF LEASE PROVISIONS. Sections 7(b), 9, 10, 12, 13, 17 (except that all references to Rent in such Section shall refer to the License Fee when incorporated herein), 18, 19, 21, 22, 23, 27 (and Paragraph 8 of the Schedule) and 28 of the Lease shall be applicable to this License as if set forth herein in their entirety, except that all references to (x) Tenant in the Lease shall mean Licensee when incorporated herein, (y) Landlord in the Lease shall mean Licensor when incorporated herein, and (z) Premises in the Lease shall mean Licensed Areas when incorporated herein. To the extent of any inconsistency between the terms of the Lease and the terms of this License, the terms of this License shall control.

     8. DEFAULT/RIGHT TO REENTER. Licensor may terminate this License or pursue any other remedy available to it at law or in equity, if:

     (a) Licensee fails to make any payment due hereunder and such failure shall continue for five (5) days after written notice to Licensee; or

     (b) a default is made in the performance by Licensee of any covenant contained herein which involves a hazardous condition and is not cured promptly by Licensee upon written notice to Licensee; or

     (c) Licensee fails to observe or perform any other covenant or agreement to be performed by Licensee herein and such default shall continue for twenty (20) days after written notice to Licensee; or


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

     (d)  a Default occurs under the Lease.

     9. NO ASSIGNMENT OR SUBLETTING. Licensee shall not (i) assign or otherwise transfer any interest in this License other than to a Permitted Assignee, (ii) sublet the Licensed Areas or any part thereof, or (iii) permit the use of the Licensed Areas by any parties other than Licensee or a Permitted Assignee or their respective employees.

     10. CONDEMNATION/DAMAGE. In the event of damage, destruction or eminent domain takings which render the Licensed Areas or the Building no longer useful for the purpose intended, either party may terminate this License by giving written notice to the other party.

     11. SURRENDER OF POSSESSION. Upon the expiration of the Term or upon the termination of Licensee's License, whether by lapse of time or at the option of Licensor as herein provided, (A) Licensee shall (i) at once vacate the Licensed Areas, (ii) promptly dismantle and remove Licensee's cables and any other equipment from any other portions of the Building (other than those portions of the Building subject to the Lease), provided, however, that to the extent Licensee's cables cannot be removed or dismantled in a manner which is consistent with sound engineering practice and which will not disturb or otherwise affect the structural integrity of any portion of the Building, then the same shall remain at its location and title thereto shall thereupon automatically pass to Licensor without any cost either by set-off, credit, allowance or otherwise, and (iii) subject to the foregoing, repair, at its expense, any damage caused to the Building, by the existence of such equipment and/or by such dismantling and removal; and (B) Licensee shall immediately remove all of its property from the Building (other than those portions of the Building subject to the Lease) and if such portions of the Building, if any, are not immediately vacated, Licensor may forthwith remove all persons and effects therefrom and from the balance of the Building (other than those portions of the Building subject to the Lease) using such force as may be necessary, without being deemed guilty of any manner of trespass, eviction or forcible entry or detainer and without thereby relinquishing any right given to Licensor hereunder or by operation of law. If Licensee shall fail or refuse to remove (to the extent permitted herein) any of the property described herein from any other portions of the Building (other than those portions of the Building subject to the Lease), Licensee shall be conclusively presumed to have abandoned same, and title thereto shall thereupon pass to Licensor without any cost either by set-off, credit, allowance or otherwise, and Licensor may, at its option, accept the title to such property or at Licensee's expense may (i) remove the same or any part in any manner that Licensor shall choose, and (ii) store, destroy or otherwise dispose of the same without incurring liability to Licensee or any other person.

     12. OTHER COMMUNICATIONS FUNCTIONS. It is hereby acknowledged by Licensee that Licensor conducts communications activities in, on and about the Building and has granted to certain other parties the right, during the Term, to engage in communication activities in, on and about the Building. Without limitation of the foregoing, during the Term, Licensor may continue to (A) conduct communications activities in, on and about the Building, (B) grant to other parties the right to engage in other communication activities in, on and about the Building, (C) erect, use and maintain, or to grant other licensees the right to erect, use and maintain, pipes, ducts, wiring, cables and conduits and appurtenances thereto, in and about the Building (including, without limitation, through the areas containing the Licensed Areas), and (D) to attach cables, ducts antenna masts and broadcast or other communication antennas, to portions of the Building (or any roof thereof). Construction resulting from any grant may from time to time result in the


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

interruption of Licensee's operations in and from the Building for reasonable periods, it being understood that any such interruption shall never be deemed to constitute an eviction, constructive or partial eviction or disturbance of the Licensee's Licensed Areas of the Building or relieve the Licensee from performing any of its obligations under this License. Licensee shall conduct its communications activities in and from the Building as permitted herein during the Term of this License in a manner which will avoid objectionable interference (a) with any other licensee's transmission or reception of signals in, on, about or from the Building and (b) with Licensor's communications systems within the Building, as such systems may now or hereafter exist. Upon determination by Licensor that Licensee's activities are causing such objectionable interference, Licensee will immediately take such action as may be required to eliminate such objectionable interference. Without limitation of the foregoing, Licensee shall execute and deliver to Licensor such addenda to this License as Licensor, in the exercise of its discretion, may request from time to time in order to further evidence and clarify Licensee's covenants and agreements contained herein to conduct its communications activities in and from the Building as permitted herein in a manner which will avoid objectionable interference.

     13. NO REAL ESTATE BROKER. Licensee represents that it has not dealt with any broker in connection with this License, and that insofar as Licensee knows, no broker negotiated this License or is entitled to any commission in connection herewith. Licensee agrees to indemnify, defend and hold Licensor, its agents and employees, harmless from and against any claims made by any broker for a commission or fee in connection with this License, provided Licensor has not in fact retained such broker.

     14. SUBSTITUTION OF OTHER LICENSED AREAS. At any time during the Term of this License, Licensor, upon thirty (30) days prior notice, may substitute for the Licensed Areas other Licensed Areas in the Building (the "New Licensed Areas"), provided such New Licensed Areas shall be usable by Licensee for Licensee's permitted purpose and such New Licensed Areas are substantially similar to the Licensed Areas.

     15. MISCELLANEOUS. The preambles to this License are hereby incorporated and made a part of this License.

     16. ENTIRE AGREEMENT/BINDING EFFECT. This License covers in full every obligation between the parties hereto concerning the Licensed Areas, and the provisions of this License shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executor, administrators, successors and assigns, as the case may be.


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

     IN WITNESS WHEREOF, Licensor and Licensee have executed this License as of the day and year first above written.

                              LICENSEE:

                              UNIVERSAL ACCESS, INC., a Delaware corporation


                              By:  /s/ Robert Brown
                                 -----------------------------------------------
                              Printed Name:
                                           -------------------------------------
                              Its:
                                  ----------------------------------------------


                              LICENSOR:

                              TH TOWER LEASING, LLC, a Delaware
                              limited liability company


                              By:  /s/ Stephen Budorick
                                 -----------------------------------------------
                              Printed Name: STEPHEN BUDORICK
                                           -------------------------------------
                              Its:   VICE PRESIDENT
                                  ----------------------------------------------


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